                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (date of earliest event reported): July 28, 1998



                       AXIOHM TRANSACTION SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)




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        California                      0-13459                 94-2917470
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  (State or jurisdiction          (Commisson File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)
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                         16 Sentry Park West, Suite 450
                            1787 Sentry Parkway West
                          Blue Bell, Pennsylvania 19422

          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (215) 591-0940

                            15070 Avenue of Science
                          San Diego, California 92128

         (Former name or former address, if changed since last report)



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Item 5.  Other Events
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FOR RELEASE AT 1PM EAST COAST TIME, JULY 28TH, 1998
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               AXIOHM TRANSACTION SOLUTIONS REPORTS SECOND QUARTER
                RESULTS AND ANNOUNCES MAJOR RESTRUCTURING PROGRAM

         Blue Bell, PA/July 28, 1998--- Axiohm Transaction Solutions, Inc. (Nasdaq: AXHM) today announced results for the second quarter and six months ended July 4, 1998.
         Sales in the second quarter rose 85% to $58,617,000 compared to $31,724,000 in the second quarter of 1997. Net loss for the quarter was $6,286,000 or $0.96 per share compared with net income of $3,355,000 or $0.52 per share in the same period last year. Excluding acquisition related non-cash amortization, net income would have been $2,175,000 or $0.33 per share for the second quarter of 1998. 1998 financial results reflect the merger of Axiohm S.A. and DH Technology, Inc. in August 1997.
         Sales in the six months ended July 4, 1998 grew 104% to $115,686,000 compared to $56,615,000 in the first six months of 1997. Net loss for the six months was $13,022,000 or $2.00 per share, compared with net income of $4,980,000 or $0.76 per share in the same period last year. Excluding acquisition related non-cash amortization, net income for the six months would have been $3,901,000 or $0.60 per share.
         The Company also announced that it currently anticipates generally flat sales and a decline in operating income before acquisition related charges and amortization and restructuring charges in the second half of 1998 compared to the first half because of new product delays and lower order rates from one customer. The Company currently expects that full year operating income before acquisition related charges and amortization and restructuring charges will be approximately 11 to 12 percent of net sales. The Company currently expects debt levels, on average, to remain near current levels during the next several months.


         "Due to the focus on the integration of Axiohm and DH Technology, we experienced a six month delay in the roll-out of several new product lines," commented Mr. Nicolas Dourassoff, Chief Executive Officer. "These programs are now on track with their revised schedules, and we expect to see a revenue impact from their roll-out in 1999. In addition to the roll-out of new products, we also are increasing our research and development program and expect R&D spending in the second half to exceed first half R & D spending. We are working to diversify our product mix and customer base in the financial services industry and believe that there are significant opportunities for growth in this marketplace."
         Axiohm today also announced a major restructuring program designed to streamline the Company's operations and improve manufacturing efficiencies. As part of this program, the Company will consolidate its Paso Robles, California and Riverton, Wyoming manufacturing operations principally into its Ithaca, New York manufacturing operation. The Company expects that these actions will result in the reduction of approximately 200 jobs in the closing locations and the addition of approximately 100 jobs in Ithaca, New York. This final program is the result of an assessment that began at the time of the acquisition of DH Technology.
         The Company expects that when the moves are completed by late 1999, pre-tax operating costs will be reduced by approximately $3.5 million a year. The Company expects to incur approximately $6 million of costs to fully implement the plan by the end of 1999, of which approximately $3 million was recorded in the second quarter of 1998 as an adjustment of the purchase price of DH Technology, Inc.

         Mr. Dourassoff commented, "As a result of the acquisition of DH Technology, Inc., we have too many manufacturing locations for a company of our size. We expect this restructuring program to create a leaner, more efficient company that can more quickly respond to market needs."
         With the exception of the reported actual results, the information presented herein contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that include the words "expects" "anticipates" and "believes" or similar expressions and statements relating to anticipated sales and operating income, anticipated debt levels, new product plans, anticipated spending levels, growth objectives and anticipated restructuring costs and related operating cost reductions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Although the company believes that its plans, intentions and expectations reflected in such forward-looking statement are based on reasonable assumptions, it can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward looking statements include: the timing of customer orders; the timing of completion of existing customer contracts; market acceptance of new and enhanced versions of the Company's products; the economies in the areas in which the Company operates; the revenue and cost impact of closing two of the Company's manufacturing facilities; the efficiency and cost of labor in its Ithaca, New York facility; the potential ability of the Company to transfer/relocate employees from its Paso Robles and Riverton manufacturing facilities; the inability of the Company to produce realize anticipated cost reductions because of the substantial amount of management time involved; difficulties in year 2000 compliance and the impact of substantial leverage and debt service on the company. Additional important factors are also set forth in the Company's 1997 10-K and 10-Qs for 1998.
         Axiohm Transaction Solutions is one of the two largest non-captive designers, manufacturers and marketers of transaction printers in the world and is the only transaction printer manufacturer currently manufacturing its own thermal and impact printheads. Axiohm's transaction printer products are used in retail, financial and commercial transactions to provide transaction records such as receipts, tickets, register journals, checks and other documents. Axiohm also has an increasing sales presence in the markets for magnetic stripe and computer chip card readers and bar code printers and related consumable supplies.

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AXIOHM TRANSACTION SOLUTIONS, INC. AND SUBSIDIARIES
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Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, except per share amounts)
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                                     Three Months Ended       Six Months Ended
                                    Jul. 4,     Jun. 30,     Jul. 4,    Jun. 30,
                                     1998         1997        1998        1997
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Net sales                            $58,617    $31,724    $115,686     $56,615
Cost of net sales                    $37,084    $21,478     $74,079     $38,802
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Gross margin                         $21,533    $10,246     $41,607     $17,813
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Operating expenses:
  Selling, general and admin.         $9,476     $2,828     $18,280      $5,805
     Research and development         $3,866     $1,884      $7,956      $3,624
     Acquisition related amor.        $8,461         --     $16,923          --
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Total operating expenses             $21,803     $4,712     $43,159      $9,429
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Income (loss) from operations          ($270)    $5,534     ($1,552)     $8,384
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Net interest exp. and other income    $4,590        $66      $8,869        $192
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Income (loss) before income taxes    ($4,860)    $5,468    ($10,421)     $8,192
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Income taxes                          $1,426     $2,113      $2,601      $3,212
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Net income (loss)                    ($6,286)    $3,355    ($13,022)     $4,980
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Basic: Net income (loss) per share    ($0.96)     $0.52      ($2.00)      $0.76
       Shares used in per calculation  6,519      6,513       6,519       6,513
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Dil:   Net income (loss) per share    ($0.96)     $0.52      ($2.00)      $0.76
       Shares used in per calculation  6,519      6,513       6,519       6,513
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Consolidated Balance Sheets  (Unaudited)
(In thousands)
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                                                           Jul. 4,    Dec. 31,
                                                            1998        1997
                                                         (Unaudited)
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Assets

Current assets:

             Cash and cash equivalents                       $1,811      $3,877
             Restricted cash                                     --      $8,594
             Accounts receivable,net                        $36,559     $30,515
             Inventories                                    $33,956     $30,103
             Prepaids and other current assets              $14,109     $11,015
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                     Total  current assets                  $86,435     $84,104
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             Fixed assets, net                              $20,451     $21,535
             Intangible assets, net                         $81,315     $92,371
             Other assets                                    $6,243      $6,034
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                     Total assets                          $194,444    $204,044
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Liabilities and Shareholders' Equity

Current liabilities:

             Accounts payable                               $16,658     $17,351
             Current portion of long-term debt               $7,021      $6,597
             Accrued expenses and other liabilities         $18,311     $27,907
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                     Total current liabilities              $41,990     $51,855
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Long-term debt                                             $180,066    $167,133
Deferred tax liability                                          $96        $131
Other long-term liabilities                                  $3,235      $3,006
Shareholders' equity                                       ($30,943)   ($18,081)

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             Total liabilities and shareholders' equity    $194,444    $204,044
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       AXIOHM TRANSACTION SOLUTIONS, INC.



Dated: July 28, 1998                  By:       /s/ Walter S. Sobon
                                             -------------------------
                                                   Walter S. Sobon
                                               Chief Financial Officer



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